UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 10, 2010

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.
Item 3.02.              Unregistered Sales of Equity Securities.

On November 10, 2010, New Energy Systems Group’s (the “Company”) subsidiary, Shenzhen Anytone Technology Co. Ltd, executed a share exchange agreement (the “Agreement”) to acquire all the equity interest of Shenzhen Kim Fai Solar Energy  Technology Co., Ltd., a Chinese company engaged in the technology development and sale of solar application products and solar energy batteries ("Kim Fai Solar"), with all of the shareholders of Kim Fai Solar.  The purchase price for 100% of the outstanding stock of Kim Fai Solar was $24,000,000, of which $13,000,000 is to be paid in cash and $11,000,000 is to be paid in the form of shares of common stock of the Company.  The purchase consideration is payable as follows: (i) $13,000,000 to be paid in cash within one year of the execution of the Agreement, and (ii) $11,000,000 to be paid in shares of restricted common stock of the Company within 3 days of the completion of the share exchange formalities with the local governmental authorities.  Such shares are to be issued with a per share price of $5.75 and amount to an aggregate of 1,913,265 shares of restricted common stock.

The issuance of shares of common stock pursuant to the Agreement will be exempt from registration in reliance upon Regulation S and Section 4(2) of the Securities Act of 1933, as amended.  Shareholders of Kim Fai Solar are non-U.S. persons, as defined in Rule 902(k) of Regulation S. In addition, the Company’s shares will be issued without registration under Section 5 of the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Specifically, (1) the Company had determined that the Kim Fai Solar shareholders were knowledgeable and experienced in finance and business matters and thus they are able to evaluate the risks and merits of acquiring our securities; (2) they had advised the Company that they were able to bear the economic risk of purchasing the Company’s common stock; (3) the Company had provided them with access to the type of information normally provided in a prospectus; and (4) the Company did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

The foregoing summary of the share exchange agreement is qualified in its entirety by reference to the actual share exchange agreement, which is filed as Exhibit 10.1 hereto.

Item 7.01.               Regulation FD Disclosure.

On November 11, 2010, the Company issued a press release announcing plans to hold a conference call to discuss the Company’s third quarter 2010 financial results at 9:00 am ET on Tuesday, November 16, 2010. A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On November 12, 2010, the Company issued a press release announcing the consummation of the Kim Fai Solar acquisition disclosed in Item 1.01 above. A copy of the press release is being filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement, dated November 10, 2010, by and among Shenzhen Anytone Technology Co. Ltd, Shenzhen Kim Fai Solar Energy Technology Co., Ltd., and the Company.
99.1	Press Release, dated November 11, 2010.
99.2	Press Release, dated November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010

New Energy Systems Group

By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer